Exhibit 21.1
SUBSIDIARIES OF XURA, INC.

SUBSIDIARY	JURISDICTION OF INCORPORATION
Comverse Argentina, S.A.	Argentina
Xura Australasia Pty Ltd.	Australia
Xura Digital Australia Pty Ltd	Australia
Comverse Network Systems Austria GmbH	Austria
Comverse Belgium SA	Belgium
Comverse Kenan Bermuda Limited	Bermuda
Xura Digital do Brasil Ltda.	Brazil
Acision Participacoes Ltda	Brazil
Acision Telecommunicacoes Sul America Ltda	Brazil
Xura Bulgaria EOOD	Bulgaria
Netcentrex Inc.	California
Xura Canada Corp.	Canada
Xura Canada, Inc.	Canada
Xura Chile S.A.	Chile
Comverse Technology (Shenzhen) Company Ltd.	China
Comverse Curacao N.V.	Curacao
Xura Czech s.r.o.	Czech Republic
Xura s.r.o.	Czech Republic
Xura Czech Republic s.r.o.	Czech Republic
Xura Technology International, Inc.	Delaware
Xura Technology Mexico, Inc.	Delaware
Xura Albania Holdings, Inc.	Delaware
Xura Chile, Inc.	Delaware
Xura Americas Holding, Inc.	Delaware
Xura Canada Holdings, Inc.	Delaware
Xura Media Holding Inc.	Delaware
CTI Capital Corp.	Delaware
Netonomy Inc.	Delaware
Xura Finance LLC	Delaware
Xura Digital LLC	Delaware
Comverse Denmark ApS	Denmark
Xura UK Holdings	England & Wales
Xura UK Ltd.	England & Wales
Netonomy Ltd.	England & Wales
Xura Global Limited	England & Wales
Xura Limited	England & Wales
Acision UK Limited	England & Wales
Xura Finland OY	Finland
Xura France S.A.	France
Xura Germany GmbH	Germany
Xura GmbH	Germany

Xura Secure Communications GmbH	Germany
Comverse Hellas Services Limited Liability Company	Greece
Xura Asia Pacific Limited	Hong Kong
Xura Hong Kong Limited	Hong Kong
Comverse Network Systems India Pvt. Ltd.	India
Acision India Information Technology Private Limited	India
PT Xura International Indonesia	Indonesia
PT Xura Digital Indonesia	Indonesia
Xura Ireland Limited	Ireland
Markport Limited	Ireland
Xura Ltd.	Israel
Comverse Media Ltd.	Israel
Exalink Ltd.	Israel
Music4me Ltd.	Israel
Xura Italia Srl.	Italy
Xura Digital Italia Srl.	Italy
Xura Japan Ltd.	Japan
Comverse Kenan Luxembourg Sarl	Luxembourg
Comverse Malaysia SDN, BHD	Malaysia
Xura Digital Malaysia Sdn Bhd	Malaysia
Comverse Kenan Mauritius Limited	Mauritius
Xura de Mexico, S. de R.L. de C.V.	Mexico
Xura Mexico, S.A. de S.C.	Mexico
Xura Servicios Mexico S.C.	Mexico
Xura Digital Mexico de S de R.L. de C.V.	Mexico
Xura Netherlands B.V.	Netherlands
Xura Europe B.V.	Netherlands
Netonomy B.V.	Netherlands
Xura B.V.	Netherlands
Xura International B.V.	Netherlands
Fortissimo Holdings B.V.	Netherlands
Xura (NZ) Limited	New Zealand
Acision Pakistan (Private) Limited	Pakistan
Comverse Philippines Inc.	Philippines
Xura Poland Sp. z.o.o.	Poland
Xura Portugal, LDA	Portugal
OOO “Comverse Network Systems”	Russia
Xura Russia LLC	Russia
Xura Singapore Pte. Ltd.	Singapore
Xura Digital Pte Ltd	Singapore
Xura SA (Pty) Ltd	South Africa
Xura Digital, S.L.	Spain
Solaiemes S.L.	Spain
Acision Iberia S.L.	Spain
Comverse Sweden AB	Sweden
Comverse Switzerland, S.A.	Switzerland

Xura (Thailand) Ltd.	Thailand
Xura Digital (Thailand) Ltd	Thailand
Comverse Network Systems Sistemleri Sirketi Ltd.	Turkey
Acision FZ-LLC	UAE - Dubai
Acision Venezuela C.A.	Venezuela
Comverse Vietnam LLC	Vietnam

(1) Under process of liquidation.